BankAmerica Business Credit, Inc.


                                                                  March 10, 1997


Mercury Finance Company
100 Field Drive
Lake Forest, IL  60045
Facsimile:  847-295-8699

     Re:  Loan and Security Agreement dated as of February 7, 1997

Ladies/Gentlemen:

          Reference is made to above-captioned Loan Agreement. Pursuant to the terms of the Loan Agreement, the loans thereunder have matured on March 10, 1997. The undersigned agrees that it waives any right to take action under the Loan Agreement prior to March 14, 1997 as a result of such maturity. The undersigned acknowledges that it would be prepared, subject to receipt of all waivers and consents necessary from other creditors of the Borrowers, as defined under the Loan Agreement, to extend the maturity of the Loan Agreement to June 10, 1997.

                              BANKAMERICA BUSINESS CREDIT, INC.,
                              as Agent


                              By:
                              Title:

cc:  Lewis S. Rosenbloom
     McDermott, Will & Emery
     227 West Monroe Street
     Chicago, IL  60606
     Facsimile:  312-984-7700